UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2004

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	1-10258 (Commission File Number)	54-1497771 (I.R.S. Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia (Address of Principal Executive Offices)	23225 (Zip Code)

Registrant’s telephone number, including area code: (804) 330-1000

Item 2.05.	Costs Associated with Exit or Disposal Activities.

        On September 10, 2004, the Company authorized its wholly-owned subsidiary, Tredegar Film Products Corporation, to proceed with the relocation of its research and development activities to Richmond, Virginia. The Company also concluded that this project will result in relocation charges and expenses, severance charges arising from the termination of employees who do not relocate and certain asset impairments under generally accepted accounting principles. The accompanying press release, filed as Exhibit 99.1 hereto and incorporated by reference herein, provides additional details regarding these expenses, charges and impairments and the facts and circumstances leading thereto.

Item 2.06.	Material Impairments.

See Item 2.05.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release, dated September 13, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2004	TREDEGAR CORPORATION By: /s/ D. Andrew Edwards ———————————————— D. Andrew Edwards Vice President, Chief Financial Officer and Treasurer

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